UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

Commission File Number: 333-141703-02; 333-167413; 333-191359; 333-205455-01	Commission File Number: 333-141703; 333-167413-02; 333-191359-02; 333-205455-02; 000-23108	Commission File Number: 333-205455	Commission File Number: 333-141703-01; 333-167413-01; 333-191359-01; 033-54804

DISCOVER CARD EXECUTION NOTE TRUST	DISCOVER CARD MASTER TRUST I	DISCOVER FUNDING LLC	DISCOVER BANK
(Exact name of issuing entity in respect of the notes as specified in charter)	(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate)	(Exact name of depositor as specified in charter)	(Exact name of sponsor as specified in charter)

Delaware	Delaware	Delaware	Delaware
(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the issuing entity)	(State or jurisdiction of incorporation or organization of the depositor)	(State or jurisdiction of incorporation or organization of the sponsor)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	c/o Discover Bank 12 Read’s Way New Castle, Delaware 19720	Discover Funding LLC 12 Read’s Way New Castle, Delaware 19720	Discover Bank 12 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the depositor)	(Address of principal executive offices of the sponsor)

51-0020270

(IRS Employer Identification No. of

the sponsor)

47-4047337

(IRS Employer Identification No. of

the depositor)

(302) 323-7315

(Telephone, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Pursuant to each applicable Terms Document delivered pursuant to that certain Amended and Restated Indenture, dated as of December 22, 2015, as supplemented by the Second Amended and Restated Indenture Supplement, dated as of December 22, 2015, each by and between Discover Card Execution Note Trust (“DCENT”) and U.S. Bank, National Association, as indenture trustee (the “Indenture Trustee”), we have provided notice to the Indenture Trustee of our intention to direct DCENT to reduce the required enhancement percentages for all outstanding DiscoverSeries Class A notes issued by DCENT. Such reductions would result in the required subordination for the DiscoverSeries Class A notes to be 21%.

Similar reductions will be made with respect to the required enhancement percentages for all outstanding DiscoverSeries Class B notes and Class C notes. The changes described in this paragraph are collectively referred to in this Current Report as, the “Credit Enhancement Reductions”. The Credit Enhancement Reductions will not be effective until the credit rating agencies hired to rate any tranche of the DiscoverSeries notes (the “Hired Rating Agencies”) have provided confirmation that such reductions will not result in a reduction or withdraw by any Hired Rating Agency of any then current rating of any series, class or tranche of DiscoverSeries notes below the specified rating for such DiscoverSeries notes set forth in the applicable Indenture Supplement.

Ratings on the DiscoverSeries notes may be lowered or withdrawn at any time, both before and after the proposed Credit Enhancement Reductions, for reasons related or unrelated to the Credit Enhancement Reductions. This announcement should not be interpreted as an expression of intent by us or any other party to take any action to maintain the original or current ratings of any DiscoverSeries notes now or in the future as a result of any event or circumstance unrelated to the Credit Enhancement Reductions. In addition, this announcement should not be interpreted as an expression of intent by us or any other party to maintain the original or current ratings of the DiscoverSeries notes after the ratings confirmations described above are first issued, whether or not a change or withdrawal of such ratings results directly or indirectly from the Credit Enhancement Reductions.

This Current Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our beliefs and expectations and on information currently available to us. Forward-looking statements include statements preceded by, followed by or that include the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates” or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements, which speak only as of the date they were made. We do not have any intention or obligation to update forward-looking statements after the distribution of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2016
Discover Funding LLC (as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust and as registrant under Commission File Number 333-205455)

	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

Discover Bank (as registrant under Commission File Numbers 333-141703-01, 333-167413-01 and 333-191359-01)

	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Assistant Treasurer